Exhibit 10.4
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into effective as of the 25 day of February, 2016, by and between NATIONAL RETAIL PROPERTIES, LP, a Delaware limited partnership (“Buyer”), and BOB EVANS FARMS, LLC, an Ohio limited liability company (“Seller”), and BOB EVANS FARMS, INC., a Delaware corporation.
RECITALS
WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement with an effective date of February 23, 2016 (the “Agreement”) for the purchase and sale of the Property, as defined and more particularly described in the Agreement; and
WHEREAS, Buyer and Seller have agreed to amend the Agreement as set forth below.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.Defined Terms. Except as specified to the contrary in this Amendment, all defined terms in this Amendment have the same meaning set forth in the Agreement.
3.Section 4.02 of Exhibit “B”. Section 4.02 of the Master Lease Agreement attached as Exhibit “B” to the Agreement is hereby deleted in its entirety and is hereby replaced with the following:
“Section 4.02. Adjustments. The capitalized terms used herein are defined below. Effective on each Adjustment Date, Base Annual Rental shall be increased by the lesser of (i) one and thirty-five hundredths (1.35) times the increases in the CPI, or (ii) one and one-half percent (1.5%). The amount of the increase in the Base Annual Rental shall be calculated as follows: (a) subtract one point zero (1.0) from a fraction, the numerator of which shall be the Variable Index, and the denominator of which shall be the Base Index; then (b) multiply the result obtained in (a) above by one and thirty-five hundredths (1.35); and then (c) multiply the Base Annual Rental for the month immediately prior to the then current Adjustment Date by the result obtained in (b) above. Notwithstanding the foregoing, in no event shall the increase in Base Annual Rental on any Adjustment Date be more than one and one-half percent (1.5%) and in no event shall the Base Annual Rental decrease on any Adjustment Date. By way of example, if the Variable Index is 101 and Base Index is 100, and if the Base Annual Rental is $20,000, the amount of the increase in the Base Annual Rental would be (1.35 x 101/100 - 1.0) x 20,000 = $270.
The new Base Annual Rental shall be payable in advance in consecutive monthly installments on the first (1st) day of each month until the next Adjustment Date, or the expiration of the Lease Term, as the case may be. Landlord’s delay or the failure of Landlord, beyond commencement of any Adjustment Date, in computing or billing for these adjustments will not impair the continuing obligation of Tenant to pay any and all Base Annual Rental or other Rental due hereunder including any increased Base Annual Rental from the Adjustment Date, when calculated and billed by Landlord. In applying the foregoing formula for Base Annual Rental adjustments, the following terms shall have the following meaning:

“Base Index” for the first (1st) Adjustment Date shall mean the CPI for the month which is two (2) months prior to the Effective Date. Thereafter, the Base Index shall mean the CPI for the month which is two (2) months prior to the prior Adjustment Date. By way of example, for the first (1st) Adjustment Date, the Base Index will be the CPI for the month which is two (2) months prior to the Effective Date, for the second (2nd) Adjustment Date, the Base Index will be the CPI for the month which is two (2) months prior to the first (1st) Adjustment Date, for the third (3rd) Adjustment Date the Base Index will be the CPI for the month which is two (2) months prior to the second (2nd) Adjustment Date, etc.

“CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items, U.S.A. Area, 1982-1984 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor (U.S. City Average). If such index is discontinued, CPI shall then mean the most nearly comparable index published by the Bureau of Labor Statistics or other official agency of the United States Government as determined by Landlord.

“Variable Index” shall mean the CPI for the month which is two (2) months prior to the then current Adjustment Date.

4.Section 4.03(a) of Exhibit B. Section 4.03(a) of the Master Lease Agreement attached as Exhibit “B” to the Agreement is hereby deleted in its entirety and is hereby replaced with the following:
“    (a)    Base Annual Rental. Notwithstanding the terms and provisions of Sections 1.06 and 4.02, upon the commencement of each Extension Term of this Lease, the Base Annual Rental shall be adjusted to an amount equal to the greater of (i) 95% of the fair market rent for the Properties for the first year of the Extension Term (the “Fair Market Rent”) or (ii) Base Annual Rental paid during the immediately preceding year increased in accordance with Section 4.02 of this Lease (the greater of (i) or (ii) being the “Initial Increased Rent”). The parties shall commence the process for determining Fair Market Rent upon Tenant’s delivery of Tenant’s Extension Notice with respect to such Extension Term. The foregoing shall in no way affect the Base Annual Rental adjustments under Sections 1.06 and 4.02 that are scheduled to occur on dates other than at the commencement of each Extension Term; provided, however, with respect to the Adjustment Date that occurs at the commencement of each Extension Term, the adjustment to the Initial Increased Rent shall be the only adjustment to Base Annual Rental.”
5.Conflict. If there is a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.
6.Ratification. Except as herein expressly amended, each and every other term of the Agreement shall remain unchanged and in full force and effect without modification, and Buyer and Seller hereby ratify and affirm the same.
7.Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Amendment may be executed by facsimile or other electronic signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER:

NATIONAL RETAIL PROPERTIES, LP,
a Delaware limited partnership

By: NNN GP Corp., a Delaware
corporation, as general partner

By:  /s/ Paul E. Bayer
Name: Paul E. Bayer
Title: Executive Vice President
Date: February 25, 2016

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SELLER:

BOB EVANS FARMS, LLC, an Ohio limited liability company

By:  /s/ Mark E. Hood
Name: Mark E. Hood
Title: Manager and Chief Financial Officer
Date: _________________

LEASE GUARANTOR:

BOB EVANS FARMS, INC., a Delaware corporation

By: /s/ Mark E. Hood
Name: Mark E. Hood
Title: Chief Administrative Officer and
 Chief Financial Officer
Date: _________________